                                                                    Exhibit 8(d)

                         FUND PARTICIPATION AGREEMENT
                         ----------------------------

     AGREEMENT, made on this the    day of       , 1993, between IAI Retirement
Funds, Inc. (the "Fund"), a corporation organized under the laws of the state of
Minnesota, and          Insurance Company (the "Company"), a life insurance
company organized under the laws of the State of         , on behalf of itself
and on behalf of          ("Separate Account"), a separate account of the
Company existing pursuant to the        Insurance Code.


                                  WITNESSETH:

     WHEREAS, the Fund is a diversified, open-end management investment company which is divided into various investment series ("Portfolios"), each Portfolio being subject to separate investment objectives and restrictions which may not be changed without a majority vote of the shareowners of such Portfolio; and

     WHEREAS, the Fund's shares may be offered to variable annuity and variable life insurance separate accounts of insurance companies, which may or may not be affiliated persons of each other ("Participating Insurers"), pursuant to fund participation agreements substantially identical to this Agreement; and

     WHEREAS, the Company, by resolution, has established the Separate Account on its books of account for the purpose of funding certain variable contracts ("Contracts"); and

     WHEREAS, the Separate Account, registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940 ("1940 Act"), is divided into various "Divisions" under which the income, gains and losses, whether or not realized, from assets allocated to each such Division are, in accordance with the Contracts, credited to or charged against such Division without regard to any other income, gains or losses of other Divisions or separate accounts or of the Company; and

     WHEREAS, the Separate Account desires to purchase shares of the Fund; and

     WHEREAS, the Fund agrees to make its shares available to serve as underlying investment media for the various Divisions of the Separate Account with each Portfolio of the Fund serving as the underlying investment medium for the corresponding Division of the Separate Account; and

     WHEREAS, the Fund has undertaken that its Board of Directors ("Board") will monitor the Fund for the existence of any material irreconcilable conflicts that may arise between the contract owners of separate accounts of insurance companies that invest in the Fund for the purpose of identifying and remedying any such conflict;

     NOW, THEREFORE, in consideration of the foregoing and of mutual convenants and conditions set forth herein and for other good and valuable consideration, the Fund and the Company (on behalf of itself and the Separate Account) hereby agree as follows:

                                   ARTICLE I

                              Sale of Fund Shares
                              -------------------

     1.1 The Contracts funded by the Separate Account will provide for the allocation of net amounts among the various Divisions of the Separate Account for investment in the shares of the particular Portfolio of the Fund underlying each Division. The selection of the particular Division is to be made (and such selection may be changed) in accordance with the terms of the Contract.

     1.2 Fund shares to be made available to the respective Divisions of the Separate Account shall be sold by each of the respective Portfolios of the Fund and purchased by the Company for that Division at the net asset value next computed after receipt of each order, as established in accordance with the provisions of the then current prospectus of the Fund. Shares of a particular Portfolio of the Fund shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of those Contracts having amounts allocated to the Division for which the Fund Portfolio shares serve as the underlying investment medium. Orders and payments for shares purchased will be sent promptly to the Fund and will be made payable in the manner established from time to time by the Fund for the receipt of such payments. Notwithstanding the foregoing, the Board of the Fund may refuse to sell shares of any Portfolio to any person or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authority having jurisdiction over the Fund or is, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

     1.3 The Fund will redeem the shares of the various Portfolios when requested by the Company on behalf of the corresponding Division of the Separate Account at the net asset value next computed after receipt of each request for redemption, as established in accordance with the provisions of the then current prospectus of the Fund. The Fund will make payment in the manner established from time to time by the Fund for the receipt of such redemption requests, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act.

     1.35 For purposes of paragraphs 1.2 and 1.3 hereinabove, the Company shall be the agent of the Fund for the receipt of (1) orders to purchase, and (2) requests to redeem, shares of the Portfolios of the Fund on behalf of the Separate Account, and receipt of such orders and requests by such agent shall constitute receipt thereof by the Fund, provided that the Fund receives actual notice of such order or request by 12:00 noon (at the Fund's offices) on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

     1.4 Transfer of the Fund's shares will be by book entry only. No stock certificates will be issued to the Separate Account. Shares ordered from a particular Portfolio of the Fund will be recorded in an appropriate title for the corresponding Division of the Separate Account.

     1.5 The Fund shall furnish same day notice to the Company of any dividend or distribution payable on its shares. All of such dividends and distributions as are payable on each of the Portfolio shares in the title for the corresponding Division of the Separate Account shall be automatically reinvested in additional shares of that Portfolio of the Fund. The Fund shall notify the Company of the number of shares so issued.

     1.6 The Fund shall make the net asset value per share of each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:00 p.m. Eastern Time.


                                   ARTICLE II

                         Sales Material and Information
                         ------------------------------

     2.1 The Company shall furnish to the Fund each piece of sales literature or other promotional material in which the Fund or its investment adviser is named at least fifteen business days prior to its use. No such material shall be used if the fund objects to such use within ten business days after receipt of such material.

     2.2 The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such documents may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund, except with the permission of the Fund.

     2.3 The Fund shall furnish to the Company each piece of sales literature or other promotional material in which the Company or its Separate Account is named at least fifteen business days prior to its use. No such material shall be used if the Company objects to such use within ten business days after receipt of such material.

     2.4 The Fund shall not give any information or make any representations on behalf of the Company or concerning the Company, the Separate Account, or the Contracts other than the information or representations contained in the registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for the Separate Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company, except with the permission of the Company.

     2.5 The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above that relate to the Fund or it shares, contemporaneously with the filing of such document with the U.S. Securities and Exchange Commission or other regulatory authorities.

     2.6 The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Contracts or the Separate Account, contemporaneously with the filing of such document with the U.S. Securities and Exchange Commission or other regulatory authorities.

     2.7 For purposes of this Article II, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, Statements of Additional Information, shareholder reports, and proxy materials.


                                  ARTICLE III

                                    Expenses
                                    --------

     3.1 The Fund shall pay no fee or other compensation to the Company under this Agreement. All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall bear the expenses for: the cost of registration of the Fund's shares; preparation and filing of the Fund's prospectus and registration statement; preparation and filing of proxy materials and reports; setting the prospectus in type; setting in type the proxy materials and reports to shareholders; the preparation of all statements and notices required of the Fund's by any federal or state law; and all taxes on the issuance or transfer of the Fund'' shares.

     3.2 The Fund's prospectus shall state that the Statement of Additional Information for the Fund is available from the Fund, and the Fund, at its expense, shall print and provide such Statement free of charge to the Company and to any Contract owner or prospective Contract owner who requests such Statement.

     3.3 The Fund, at its expense, shall provide the Company with copies of its proxy material, reports to stockholders and other communications to stockholders in such quantity as the Company shall reasonably require for distributing to Contract owners

     3.4 The Company shall bear the expense of distributing to Contract owners the Fund's prospectus, proxy materials and reports.


                                   ARTICLE IV

                                     Voting
                                     ------

     4.1 The Company shall provide pass-through voting privileges to all Contract owners so long as the U.S. Securities and Exchange Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company shall be responsible for assuring that the Separate Account calculates voting privileges in a manner consistent with standards provided by the Fund, which standards will also be provided to other Participating Insurers. To the extent required by law, the Company will vote shares for which it has not received voting instructions as well as shares attributable to the Company in the same proportion as it votes shares for which it has received instructions.

     4.2 The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders and, in particular, the Fund will either provide for annual meetings or comply with Section 16 (c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16 (c) of that Act) as well as with Sections 16 (a) and, if and when applicable, 16 (b). Further, the Fund will act in accordance with the U.S. Securities and Exchange Commission's interpretation of the requirements of Section 16 (a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto.


                                   ARTICLE V

                              Potential Conflicts
                              -------------------

     5.1 The Board of the Fund will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. The Company will report to the Board any potential or existing conflicts of which it is or becomes aware between any of its Contract owners, or between any of its Contract owners and contract owners of other Participating Insurers. The Company will be responsible for assisting the Board in carrying out its responsibilities to identify and resolve material conflicts by providing the Board with all information available to it that is reasonably necessary for the Board to consider any issues raised, including information as to a decision by the Company to disregard voting instructions of its Contract owners.

     5.2 The Board's determination of the existence of an irreconcilable material conflict and its implications shall be made known promptly by it to the Company and other Participating Insurers. An irreconcilable material conflict and its implications shall be made known promptly by it to the Company and other Participating Insurers. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance tax, or securities laws or regulations, or a public ruling, private letter ruling, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract owners and variable life insurance contract owners or by contract owners of different Participating Insurers; or (f) a decision by a Participating Insurer to disregard the voting instructions of its variable contract owners.

     5.3 If it is determined by a majority of the Board or a majority of its disinterested Directors that a material irreconcilable conflict exists that affects the interests of the Contract owners, the Company shall, to the extent reasonably practicable (as determined by a majority of the Fund's disinterested Directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include: (a) withdrawing the assets allocable to the Separate Account from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including another Portfolio of the Fund, or participating in the submission of the question of whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any particular group (e.g. annuity contract owners or life insurance contract owners) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account. The Company shall take such steps at its expense if the conflict affects solely the interests of the owners of the Company's Contracts, but shall bear only its equitable portion of any such expense if the conflict also affects the interests of the contract owners of one or more Participating Insurers other than the Company, provided: that this sentence shall not be construed to require the Fund to bear any portion of such expense. If a material irreconcilable conflict arises because of the Company's decision to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at Fund's election, to withdraw the investment of the Separate Account in the Fund, and no charge or penalty will be imposed as a result of such a withdrawal.

The Company agrees to take such remedial action as may be required under this paragraph 5.3 with a view only to the interests of its Contract owners. For purposes of this paragraph 5.3, a majority of the disinterested members of the Fund's Board shall determine whether or not any proposed action adequately remedies any irreconcilable conflict, but in no event will Fund be required to establish a new funding medium for any variable contract. The Company shall not be required by this paragraph 5.3 to establish a new funding medium if an offer to do so has been declined by vote of a majority of contract owners materially and adversely affected by the irreconcilable material conflict.

     Notwithstanding the foregoing, if the Company is required under this paragraph 5.3 to withdraw the investment of the Separate Account in the Fund, such withdrawal may take place within six (6) months after the Fund gives written notice that this paragraph 5.3 is being implemented, provided: That the Fund may require that such withdrawal must take place within a shorter period of time after such notice if a majority of the disinterested members of the Fund's Board determines that such shorter period is necessary to avoid irreparable harm to its shareholders; and further provided: That until the end of such six month (or shorter) period the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of Fund Shares.

     5.4 In discharging its responsibilities under this Article V, the Company will cooperate and coordinate, to the extent necessary, with the Board and with other Participating Insurers.

     5.5 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or a subsequent Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules promulgated thereunder with respect to mixed or shared funding on terms and conditions materially different from those contained in the
Fund's mixed and shared funding order (Investment Company Act Release No.   )
then the Fund or the Participating Insurers, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), and related Rules as amended, to the extent such rules are applicable.


                                   ARTICLE VI

                         Representations and Warranties
                         ------------------------------

     6.1 The Company represents and warrants that the Contracts are or will be registered under the Securities Act of 1933 ("1933 Act"), that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws, and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable laws and that it has legally and validly established the Separate Account prior to any issuance or sale thereof
as a segregated asset account under the        Insurance Code and has registered
or, prior to any issuance or sale of the Contracts, will register the Separate Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

     6.2 The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, shall be duly authorized for issuance and sold in compliance with the laws of the State of Minnesota and all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund represents that it is lawfully organized and validly existing under the laws of the State of Minnesota and that it does and will comply in all material respects with the 1940 Act.

     6.3 The Fund represents and warrants that it intends to qualify as a Regulated

Investment Company under Subchapter M of the Internal Revenue Code, as amended, (the "Code") and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it may not so qualify in the future.

     6.4 The Fund represents and warrants that it will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund will at all times comply with Section 817 (h) of the Code and Regulation 1.817-5, relating to the diversification requirements for annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulation.

     6.5 The Company represents that the Contracts are currently treated as annuity, endowment, or life insurance contracts, under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Fund immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

     6.6 The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states except that the Fund represents that the Fund's investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the
State of        and the Fund represents that its operations are and shall at all
times remain in material compliance with the laws of the State of        to the
extent required to perform this Agreement.

     6.7 The Fund represents and warrants that all of its directors, officers, employees, investment advisers, and other persons dealing with the money or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Section 17 (g) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

     6.8 The Company represents and warrants that all of its directors, officers, employees, and other persons who are directly dealing with the money or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage.

     6.9 The Fund represents and warrants that shares of the Fund will be sold only to participating Insurers and their separate accounts. No shares of any Portfolio will be sold to the general public. The Fund further represents and warrants that it will not sell Fund shares to any insurance company or separate account except pursuant to an agreement containing provisions substantially the same as those contained in Articles IV and V of this Agreement governing voting rights and conflicts of interest, respectively.

     6.10 The Company represents and warrants that it will make reasonable efforts to market those Contracts it determines from time to time to offer for sale and, although it is not required to offer for sale new Contracts in all cases, will accept payments and otherwise service existing Contracts funded in the Separate Account. No representation is made as to the number or amount of such Contracts to be sold.


                                  ARTICLE VII

                                Indemnification
                                ---------------

     7.1 The Company agrees to indemnify and hold harmless the Fund and each of its

Directors and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses), arising out of the acquisition of any shares of the Fund by any person, to which the Fund or such Directors, officers or controlling person may become subject under the 1933 Act, under any other statute, at common law or otherwise, which (i) may be based upon any wrongful act by the Company, any of its employees or representatives, any affiliate of or any person acting on behalf of the Company or a principal underwriter of its insurance products, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering shares of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated herein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by the Company, or (iii) may be based on any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering the Contracts, or any amendments or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Company or such affiliate by or on behalf of the Fund; provided, however, that in no case (i) is the Company's indemnity in favor of a Director or officer or any other person deemed to protect such Director or officer or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or her duties or by reason of his or her reckless disregard of obligations and duties under this Agreement or (ii) is the Company to be liable under its indemnity agreement contained in this Paragraph 7.1 with respect to any claim made against the Fund or any person indemnified unless the Fund or such person, as the case may be, shall have notified the Company in writing pursuant to Paragraph 10 of this Agreement within a reasonable time after the summons or other first legal process giving information of the nature of the claims shall have been served upon the Fund or upon such person (or after the Fund or such person shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it has to the Fund or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this Paragraph 7.1. The Company shall be entitled to participate, at its own expense, in the defense, or, if it so elects, to assume the defense of any suit which could result in liability to it under this Paragraph 7.1, but, if it elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Fund and to such of its officers, Directors and controlling person or persons as may be defendants in the suit. In the event that the Company elects to assume the defense of any such suit and retain such counsel, the Fund, such officers, Directors and controlling person or persons shall bear the fees and expenses of any additional counsel retained by them, but, in case the Company does not elect to assume the defense of any such suit, the Company will reimburse the Fund, such officers, Directors and controlling person or persons for the reasonable fees and expenses of any counsel retained by them. The Company agrees promptly to notify the Fund pursuant to Paragraph 10 of this Agreement of the commencement of any litigation or proceedings against it in connection with the issue and sale of any shares of the Fund.

     7.2 The Fund agrees to indemnify and hold harmless the Company and its affiliated principal underwriter of the Contracts and each of its Directors and officers and each person, if any, who controls the Company within the meaning of
Section 15 of the 1933 Act against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which it or such directors, officers or controlling person may become subject under the 1933 Act, under any other statute, at common law or otherwise, arising out of the acquisition of any shares of the Fund by any person which (i) may be based upon any wrongful act by the Fund or any of its employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering shares of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading unless such statement or omission was made in reliance upon information furnished to the Fund by the Company, or (iii) may be based on any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering the Contracts, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; provided, however, that in no case (i) is the Fund's indemnity in favor of a Director or officer or any other person deemed to protect such Director or officer or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or her duties or by reason of his or her reckless disregard of obligations and duties under this Agreement or (ii) is the Fund to be liable under its indemnity agreement contained in this Paragraph 7.2 with respect to any claims made against the Company or any such Director, officer or controlling person unless it, Director, officer or controlling person, as the case may be, shall have notified the Fund in writing pursuant to Paragraph 10 of this Agreement within a reasonable time after the summons or the first legal process giving information of the nature of the claim shall have been served upon it or upon such Director, officer or controlling person (or after the Company or such Director, officer or controlling person shall have received notice of such service on any designated agent), but failure to notify the Fund of any claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this Paragraph 7.2. The Fund will be entitled to participate, at its own expense, in the defense, or, if it so elects, to assume the defense of any suit which could result in liability to it under this Paragraph 7.2, but, if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Company and to such of its Directors, officers and controlling person or persons as may be defendants in the suit.

In the event that the Fund elects to assume the defense of any such suit and retain such counsel, the Company, such Directors, officers and controlling person or persons shall bear the fees and expenses of any additional counsel retained by them, but, in case the Fund does not elect to assume the defense of any such suit, it will reimburse the Company, such Directors, officers and controlling person or persons for the reasonable fees and expenses of any counsel retained by them. The Fund agrees promptly to notify the Company pursuant to Paragraph 10 of this Agreement of the commencement of any litigation or proceedings against it or any of its officers or Directors in connection with the issue and sale of any of its shares.


                                  ARTICLE VIII

                                Confidentiality
                                ---------------

     8. Subject to the requirements of legal process and regulatory authority, each party shall treat as confidential all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize confidential information without the express written consent of the affected party until such time as it may come into the public domain.


                                   ARTICLE IX

                                  Termination
                                  -----------

     9.1  This Agreement shall terminate:

     (a) at the option of the Company or the Fund upon 60 days' advance written notice to all parties to this Agreement, provided, however, such notice shall not be given earlier than twenty two months following the date of this Agreement; or

     (b) at the option of the Company if any of the Fund's shares are not reasonably available to meet the requirements of the Contracts funded in the Separate Account as determined by the Company; or

     (c) at the option of either party to this Agreement upon institution of formal proceedings against the other party to this Agreement by the Securities and Exchange Commission or any other regulatory body; or

     (d) upon the vote of Contract owners having an interest in a particular Division of the Separate Account to substitute the shares of another investment company for the corresponding Fund Portfolio shares in accordance with the terms of the Contracts for which those Fund shares had been selected to serve as the underlying investment medium. The Company will give 30 days' prior written notice to the Fund of the date of any proposed action to replace the Fund's shares; or

     (e) at the option of the Company if the Fund's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment medium of the Contracts funded in the Separate Account; or

     (f) at the option of the Company if the Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify; or

     (g) at the option of the Company if the Fund fails to meet the diversification requirements specified in paragraph 6.4 hereof.

     9.2  Prompt notice of election to terminate under subparagraphs (b), (c),
(e), (f) and (g) of paragraph 9.1 shall be furnished by the electing party.

     9.3 Notwithstanding any termination of this Agreement, the Fund shall, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this paragraph 9.3 shall not apply to any terminations under Article V and the effect of such Article V terminations shall be governed by Article V of this Agreement.


                                   ARTICLE X

                                    Notices
                                    -------

     10. Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.


     If to the Fund:

          IAI Retirement Funds, Inc.
          3700 First Bank Place
          P.O. Box 357
          Minneapolis, Minnesota 55440

     If to the Company:

                                   ARTICLE XI

                                 Applicable Law
                                 --------------

     11. This Agreement shall be construed in accordance with the laws of the State of Minnesota.


                                  ARTICLE XII

                                 Miscellaneous
                                 -------------

     12.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     12.2 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     12.3 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     12.4 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                       IAI Retirement Funds, Inc.

                                       By:
Attest:

                                                           Insurance Company


                                       By:



Attest:

                                                           Separate Account

                                       By:


                                                           Insurance Company

                                       By:



Attest: